                                                                  Exhibit 3.(i)2


                            CERTIFICATE OF AMENDMENT
                            ------------------------
                                     OF THE
                                     ------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                      BERINGER WINE ESTATES HOLDINGS, INC.
                      ------------------------------------


          Beringer Wine Estates Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST. That at a meeting of the Board of Directors of Beringer Wine Estates Holdings, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the corporation, and declaring that such amendment is advisable and that such amendment should be submitted to the stockholders of the corporation for approval. The resolutions setting forth the proposed amendment are as follows:

          RESOLVED  that Article II of the Certificate of Incorporation of the
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     Corporation be amended to read as follows:

                                  "ARTICLE II

                               REGISTERED OFFICE

          The address of the registered office of the Corporation in the State of Delaware is 30 The Green, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is Corporation Trust Company."

          RESOLVED  that Division A of Article IV of the Certificate of
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     Incorporation of the Corporation be amended to read as follows:

          "A.  Authorized Shares.
               -----------------

          1.  Number of Shares.  The total number of shares which the
              ----------------
     Corporation shall have authority to issue, the number of shares of each class, and the par value of each share or each class are as follows:

          The aggregate number of shares which the Corporation shall have authority to issue is 42,000,000, divided into 2,000,000 shares of preferred stock and 40,000,000 shares of common stock as follows:



                                             Number of Shares  Par Value
Name of Class                                ----------------  ---------
-------------------------------------------

Preferred Stock ("Preferred Stock") of              2,000,000     $.0001
 which 1,000,000 shares are designated as
 Series A Non-Voting Pay-in-Kind
 Preferred Stock, par value $.0001 per
 share

Class A Common Stock                                2,000,000     $  .01

Class B Common Stock                               38,000,000     $  .01

          A description of the different classes and series of the Corporation's stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series of such stock are set forth below in this Article IV.

          2.  Split of Common Stock.  At the time this amendment becomes
              ---------------------
     effective, each share of the Class A Common Stock and the Class B Common Stock, (collectively, the "Common Stock") par value of One-Hundredth of One Cent ($.0001) per share, issued and outstanding at such time shall be, and hereby are, split and converted into two fully paid and nonassessable shares of Class A or Class B Common Stock, as the case may be, par value of One Cent ($.01) per share, of the Corporation as herein authorized. The amount of capital represented by the shares outstanding immediately prior to the time this Certificate of Amendment becomes effective shall be adjusted by the transfer of Ninety-Nine Hundredths of One Cent ($.0099) from the additional paid in capital account of the Common Stock to the capital account for each such outstanding share, such transfer to be made at the time this Certificate of Amendment becomes effective. Each outstanding stock certificate of this Corporation which immediately prior to the time this amendment becomes effective represented one or more shares of the Common Stock, par value of One-Hundredth of One Cent ($.0001) per share, shall thereafter represent the number of whole shares of Common Stock, par value of One Cent ($.01) per share, determined by multiplying the number of shares represented by such certificate immediately prior to the time this Certificate of Amendment becomes effective by two. The amount of capital represented by the new shares in the aggregate at the time this Certificate of Amendment becomes effective shall be adjusted by the transfer of One Cent ($.01) from the additional paid in capital account of the Common Stock to the capital account for each new share issued, such transfer to be made at such time. Upon surrender by a holder of Class A or Class B Common Stock of a certificate or certificates for such Common Stock, par value of One Hundredth of One Cent ($.0001), duly endorsed, at the office of the Corporation, the Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A or Class

     B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A or Class B Common Stock, as the case may be, par value of One Cent ($.01) per share to which such holder shall be entitled as aforesaid.

          3.  Preferred Stock.  The undesignated Preferred Stock may be divided
              ---------------
     into such number of series as the Board may determine. The Board also is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications limitations or restrictions thereof, including, without limitation, the voting rights, dividend rights, dividend rate, conversion or exchange rights, rights and terms of redemption (including sinking fund provisions) and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any outstanding series (but not below the number of shares thereof then outstanding). In case the number of shares of any outstanding series shall be so decreased, the shares constituting such decrease shall, upon the taking of any action required by applicable law, be deemed to become shares of undesignated Preferred Stock."

          RESOLVED  that Division B, Paragraph 5 of Article IV of the
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     Certificate of Incorporation of this Corporation be amended to read as follows:

          "5.  Required Redemption.  (a) Upon the closing of a Qualified IPO,
               -------------------
     the Corporation shall redeem all outstanding shares of Series A Preferred Stock, at a redemption price per share, payable in cash, equal to one hundred percent (100%) of the Liquidation Value thereof plus an amount equal to one hundred percent (100%) of the sum of accrued and unpaid dividends thereon (including an amount equal to a prorated dividend from the last Dividend Payment Date immediately prior to the redemption date).
     (b) Upon closing of a Qualified IPO, dividends on the shares of Series A Preferred Stock entitled to redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the applicable redemption price and any accrued and unpaid dividends from the Corporation to the date of redemption) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and a notice by the Corporation shall state), such shares shall be redeemed by the Corporation at the applicable redemption price as aforesaid."

          RESOLVED  that Division C, Paragraph 1 of Article IV of the
          --------
     Certificate of Incorporation of this Corporation be amended to read as follows:

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

          "1.  Voting.  Except as otherwise expressly provided in this
               ------
     Certificate of Incorporation or otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power. Each holder of the Class A Common Stock shall be entitled to twenty (20) votes and each holder of Class B Common Stock shall be entitled to one vote for each share held on all matters submitted to stockholders of the Corporation, whether by vote at a meeting or for action by written consent. Except as otherwise provided herein or required by law, holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to stockholders of the Corporation."

          SECOND. This amendment of the Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with sections 228 and 242 of the General Corporation Law of the State of Delaware and written notice of such action has been given as provided in section 228.



          IN WITNESS WHEREOF, Beringer Wine Estates Holdings, Inc. has caused this certificate to be signed by Walter T. Klenz, its President, and Douglas W. Roberts, its Secretary, this 29th day of September, 1997.

                         BERINGER WINE ESTATES HOLDINGS, INC.



                         By: /s/ Walter T. Klenz
                            ---------------------------------
                                Walter T. Klenz, President

Attest:


/s/ Douglas W. Roberts
---------------------------------
  Douglas W. Roberts, Secretary

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